EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 6, 1998, relating to the financial statements of Antennas America, Inc. as of December 31, 1997 and to the use of our name in the "Experts" section of the Registration Statement.

James E. Scheifley & Associates, P.C.
Certified Public Accountants


February 9, 2000
Denver, Colorado